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                                                                  Exhibit 21.0

                        OCTEL COMMUNICATIONS CORPORATION

                          SUBSIDIARIES OF THE COMPANY

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
1.  OCTEL COMMUNICATIONS LIMITED                 9.  OCTEL COMMUNICATIONS K.K.
    ADDRESS: Octel House, Ancells Road               ADDRESS: Kamiyacho Mori Building
    Fleet, Hampshire GU13 8UN                        4-3-20 Toranoman 4-Chrome
    United Kingdom                                   Minato-ku 105, Tokyo
                                                     Japan

2.  OCTEL COMMUNICATIONS SERVICES LIMITED       10.  OCTEL COMMUNICATIONS PACIFIC, LTD.
    ADDRESS: Octel House, Ancells Road               ADDRESS: Suite 3901,39/F, Central Plaza
    Fleet, Hampshire GU13 8UN                        18 Harbour Road, Wanchai
    United Kingdom                                   Hong Kong


3.  OCTEL COMMUNICATIONS S.A.                   11.  OCTEL COMMUNICATIONS ASIA PTE, LTD.
    55/63 Rue Anatole France                         ADDRESS: 22 Raffles Place #26-05
    92532 Levallois-Perret Cedex                     Clifford Centre
    France                                           Singapore 048621

4.  OCTEL COMMUNICATIONS GmbH                   12.  COMPASS TECHNOLOGY, INC. dba OCTEL
    ADDRESS: Garmischer Strasse 10                   PC PRODUCTS DIVISION
    D-80339 Munich                                   ADDRESS: 1819 Main Street
    Germany                                          Sarasota, Florida 34236

5.  OCTEL COMMUNICATIONS CANADA INC.            13.  RHETOREX, INCORPORATED
    ADDRESS: 4110 Yonge Street, Suite 506            ADDRESS: 200 East Hacienda Ave.
    Willowdale, Ontario M2P 2B7                      Campbell, California 95008
    Canada

6.  OCTEL COMMUNICATIONS (ISRAEL) LTD.          14.  RHETOREX EUROPE LIMITED
    ADDRESS: 1-C Yoni Netanyahu                      ADDRESS: Suite M1, Ground Floor
    Or-Yehuda 60376                                  North Wing, Centennial Court
    Israel                                           Easthampstead Road, Bracknell
                                                     Berkshire RG12 1JA
                                                     United Kingdom

7.  OCTEL COMMUNICATIONS INTERNATIONAL          15.  VMX CREDIT CORPORATION
      CORPORATION                                    ADDRESS: 1001 Murphy Ranch Road
    ADDRESS: 5144 Dronningens Gade, Suite 300        Milpitas, California 95035-7912
    Charlotte Amalie, St. Thomas
    U.S. Virgin Islands 00802

8.  OCTEL COMMUNICATIONS LATIN AMERICA          16.  VMX U.K. LTD.
      S.A. de C.V.                                   ADDRESS: Octel House, Ancells Road
    ADDRESS: Calle Orion No. 166                     Fleet, Hampshire GU13 8UN
    Col. Prado Churubusco                            United Kingdom
    Mexico 04230 D. F.
    Mexico
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